EXHIBIT 32

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Merisel, Inc. (the “Company”) for the period ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Donald R. Uzzi, as Chief Executive Officer and Jon H. Peterson as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his and her knowledge, that:

            (1)        The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

            (2)        The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Donald R. Uzzi
Donald R. Uzzi
Title: Chairman and Chief Executive Officer

/s/ Jon H. Peterson
Jon H. Peterson
Title: Chief Financial Officer

May 17, 2006

The foregoing certification is being furnished to the Securities and Exchange Commission as part of the accompanying report.  A signed original copy of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.